As filed with the Securities and Exchange Commission on May 27, 2003


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                       COMMUNITY CAPITAL BANCSHARES, INC.
              ----------------------------------------------------
             (Exact name of Registrant as specified in its charter)

          GEORGIA                                                58-2413468
--------------------------------------------------------------------------------
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

                    P.O. DRAWER 71269, ALBANY, GEORGIA 31708
--------------------------------------------------------------------------------
              (Address of principal executive offices and zip code)

          COMMUNITY CAPITAL BANCSHARES, INC. 1998 STOCK INCENTIVE PLAN, COMMUNITY CAPITAL BANCSHARES, INC. 2000 OUTSIDE DIRECTORS' STOCK OPTION PLAN,
         COMMUNITY CAPITAL BANCSHARES, INC. NON-QUALIFIED STOCK OPTION,
                          AGREEMENT WITH CHARLES JONES,
          COMMUNITY CAPITAL BANCSHARES, INC. NON-QUALIFIED STOCK OPTION
                       AGREEMENT WITH RICHARD BISHOP, AND
    COMMUNITY CAPITAL BANCSHARES, INC. RESTATED EMPLOYEE STOCK PURCHASE PLAN

                            (Full Title of the Plans)
--------------------------------------------------------------------------------

                                  ROBERT E. LEE
                               2815 MEREDYTH DRIVE
                             ALBANY, GEORGIA  31707
--------------------------------------------------------------------------------
                     (Name and address of agent for service)

                                 (229) 446-2265
--------------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                            KATHRYN L. KNUDSON, ESQ.
                     POWELL, GOLDSTEIN, FRAZER & MURPHY LLP
                     191 PEACHTREE STREET, N.E., 16TH FLOOR
                             ATLANTA, GEORGIA 30303
--------------------------------------------------------------------------------

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                Proposed      Proposed
Title of                        Maximum       Maximum
Securities         Amount       Offering      Aggregate       Amount of
to be              to be        Price         Offering        Registration
Registered         Registered   Per Share     Price           Fee
--------------------------------------------------------------------------------
Common Stock,      175,000      $  14.50(2)   $2,537,500(3)   $      206.00
1.00 par value     shares(1)
--------------------------------------------------------------------------------

(1) Representing 175,000 additional shares to be issued and sold by the Registrant under the Community Capital Bancshares, Inc. 1998 Stock Incentive Plan (the "Plan") and an indeterminable number of additional shares as may become issuable to prevent dilution in the event of a stock split, stock dividend, reclassification or other similar transaction pursuant to the terms of the Plan.

(2) Represents the average of the high and low prices of the Registrant's common stock as reported by the NASDAQ Stock Market for May 21, 2003.

(3) The aggregate offering price is calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended.

THIS REGISTRATION STATEMENT IS BEING FILED TO REGISTER AN ADDITIONAL 175,000 SHARES OF COMMON STOCK FOR ISSUANCE UNDER THE PLAN. THE CONTENTS OF THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-8 (REGISTRATION NO. 333-97287) ARE INCORPORATED HEREIN BY REFERENCE.

ITEM 8.   EXHIBITS.

     The following exhibits are filed with or incorporated by reference into this Registration Statement pursuant to Item 601 of Regulation S-B:

Exhibit
  No.                              Description
-------                            -----------

5.1 Opinion of Powell, Goldstein, Frazer & Murphy LLP with respect to the securities being registered, including consent.

23.1           Consent of counsel (included in Exhibit 5.1).

23.2           Consent of Mauldin & Jenkins, LLP, independent auditors.

24.1           Power of Attorney (see signature pages to this Registration
               Statement).

99.1 Second Amendment to the Community Capital Bancshares, Inc. 1998 Stock Incentive Plan.

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albany, State of Georgia, on this 19th day of May, 2003.

                                           COMMUNITY CAPITAL BANCSHARES, INC.


                                           By:  /s/ Robert E. Lee
                                              ----------------------------------
                                                    Robert E. Lee
                                                    President


                                POWER OF ATTORNEY
                                -----------------

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears on the signature page to this Registration Statement constitutes and appoints Robert E. Lee, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits hereto, and other documents in connection herewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                              Title                  Date
--------------------------  ----------------------------  ------------

/s/ Charles M. Jones        Chairman and Chief Executive  May 19, 2003
--------------------------            Officer
Charles M. Jones

/s/ Robert Beauchamp                  Director            May 19, 2003
--------------------------
Robert Beauchamp

/s/ Bennett D. Cotten, Jr.            Director            May 19, 2003
--------------------------
Bennett D. Cotten, Jr.

/s/ Glenn A. Dowling                  Director            May 19, 2003
--------------------------
Glenn A. Dowling

Signature                              Title                  Date
--------------------------  ----------------------------  ------------
/s/ Mary Helen Dykes                  Director            May 19, 2003
--------------------------
Mary Helen Dykes

/s/ Van Cise Knowles                  Director            May 19, 2003
--------------------------
Van Cise Knowles

/s/ C. Richard Langley                Director            May 19, 2003
--------------------------
C. Richard Langley

/s/ Robert E. Lee              President and Director*    May 19, 2003
--------------------------
Robert E. Lee

/s/ Corinne C. Martin                 Director            May 19, 2003
--------------------------
Corinne C. Martin

/s/ William F. McAfee                 Director            May 19, 2003
--------------------------
William F. McAfee

/s/ Mark M. Shoemaker                 Director            May 19, 2003
--------------------------
Mark M. Shoemaker

/s/ Jane Anne Sullivan                Director            May 19, 2003
--------------------------
Jane Anne Sullivan

/s/ John P. Ventulett, Jr.            Director            May 19, 2003
--------------------------
John P. Ventulett, Jr.

/s/ Lawrence B. Willson               Director            May 19, 2003
--------------------------
Lawrence B. Willson

/s/ James D. Woods                    Director            May 19, 2003
--------------------------
James D. Woods

/s/ David J. Baranko        Chief Financial Officer **    May 19, 2003
--------------------------
David J. Baranko


*Principal executive officer
** Principal financial and accounting officer

                                  EXHIBIT INDEX

Exhibit
  No.                              Description
-------                            -----------

5.1 Opinion of Powell, Goldstein, Frazer & Murphy LLP with respect to the securities being registered, including consent.

23.1           Consent of counsel (included in Exhibit 5.1).

23.2           Consent of Mauldin & Jenkins, LLP, independent auditors.

24.1           Power of Attorney (see signature pages to this Registration
               Statement).

99.1 Second Amendment to the Community Capital Bancshares, Inc. 1998 Stock Incentive Plan.